EXHIBIT 99.3

[Letterhead of D.A. Davidson & Co.]

March 4, 2019

Board of Directors
Blue Valley Ban Corp.
11935 Riley
P.O. Box 26128
Overland Park, Kansas 66225

Members of the Board:

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Blue Valley Ban Corp. ("BVBC") as an Appendix to the Proxy Statement/Prospectus relating to BVBC's proposed merger with Heartland Financial USA, Inc. ("Heartland") contained in the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission by Heartland, and to the references to our firm and such opinion in such Proxy Statement/Prospectus and Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.

/s/ D.A. Davidson

D.A. Davidson & Co.
Chicago, Illinois